EXHIBIT 21.1


               LIST OF SUBSIDIARIES OF JOURNAL REGISTER COMPANY

The following is a list of the corporations that are subsidiaries of Journal Register Company, a Delaware corporation. If indented, the corporation listed is a wholly-owned subsidiary of the corporation under which it is listed.

NAME OF CORPORATION                                      STATE OF
                                                       INCORPORATION

Journal News, Inc.                                        Delaware
   Journal Register East, Inc.(1)                         Delaware
      Northeast Publishing Company, Inc.(2)               Delaware
         Central Acquisition, LLC                         Delaware
            Mark I Communications                         Delaware
                  The Goodson Holding Company(3)          Delaware
      OMMA Acquisition, LLC                               Delaware
         Mark Goodson Enterprises, Ltd.(4)                New York
      New Haven Register, LLC(5)                          Delaware
      Suburban Newspapers of Greater St. Louis, LLC(6)    Delaware
      The Saratogian, LLC(7)                              Delaware

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(1) Doing  business as The Herald,  The Herald  Press,  The Bristol  Press,  The
Register Citizen, Shore Line Times, Pictorial Gazette, The Dolphin, Branford Review, Clinton Recorder, Regional Standard, Regional Express, The County Trader, Pennysaver, Shoreliner West, Shoreliner East, Shoreliner Shopper East, Shoreliner Shopper West, Milford Reporter, Milford Sunday, Hamden Chronicle, The Stratford Bard, The Post, The Orange Bulletin, The Advertiser, West Haven News, West Hartford News, Weathersfield Post, Newington Town Crier, Windsor Journal, Valley News, Rocky Hill Post, Bloomfield Journal, Windsor Locks Journal, East Hartford Gazette, Thomaston Express, Connecticut's County Kids, Tradewinds,
Rhode  Island  Homes,  Homes  Pictorial,   Hartford  Homes,  Springfield  Homes,
Foothills Trader, Daily Local News, The Phoenix, The Suburban & Wayne Times, The Suburban Advertiser, The King of Prussia Courier, The Village News, The Times Record, The Tri-County Record, The Tri-County Record-Pottstown, The Weekly Saver, The Record, The Narragansett Times, The Standard Times, The East Greenwich Pendulum, The Chariho Times, The Coventry Courier, The Westerly Shopper, The Telegraph, US Express, Press Plus, Herald Extra, Voice, Township Voice, Suburban Extra, Alton Cover Story, Edwardsville Cover Story, The Independent and Quality Time.

(2) Doing business as The News-Herald, The Morning Journal, The Times Reporter, The Herald News, The Call, The Times, Closer Look, Chatter, Express Line, Cover Story, Cumberland Cover Story, Cover Story (The Herald News) and Times Plus.

(3) Doing business as The Mercury, Penny Pincher Shoppers, Daily Times, Times Extra, US Express and Marketplace.

(4)  Doing business as the Daily Freeman.

(5) Doing business as the New Haven Register, Valley Express, Shoreline Express and Hamden Express.

(6) Doing business as the Cahokia-Dupo Journal, Collinsville Herald Journal, County Journal, Edwardsville Journal, Granite City Press Record, Enterprise Journal, O'Fallon Journal, Belleville Journal, Collinsville Herald, East St. Louis News Journal, Fairview Heights Journal, Granite City Press Record Journal, Clarion Journal, Granite City Journal, Central West End Journal, Citizen Journal, Jefferson County Journal, Meramec Journal, News Democrat Journal, Press Journal, South County Journal, Southwest City Journal, St. Charles Journal, Tri-County Journal, Webster-Kirkwood Journal, County Star Journal - (East
Edition), County Star Journal - (West Edition), West County Journal, Chesterfield Journal, Mid-County Journal, North Side Journal, Oakville-Mehlville Journal, South City Journal, South Side Journal, Southwest County Journal, St. Peters Journal, Warrenton Journal, Wentzville Journal, North County Journal (East Edition), North County Journal (West Edition), West County Kids and St. Charles County Kids.

(7) Doing business as The Saratoginan and Community News.